Agency Agreement
                            ----------------


         AGREEMENT, dated as of December 2, 1997 between Johnson Controls, Inc., a Wisconsin corporation (the "Company"), and The Chase Manhattan Bank, a New York corporation ("Chase Manhattan").

WITNESSETH:

         WHEREAS, the Company and Chase Manhattan Bank Delaware (the "Trustee") have entered into an indenture, dated as of February 22, 1995 (the "Indenture"), with respect to the Company's unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series; and

         WHEREAS, the Company proposes to issue from time to time up to $500,000,000 in aggregate principal amount of its medium-term notes under the Indenture, with such notes to be sold pursuant to a selling agency agreement, dated December 2, 1997, between the Company and BancAmerica Robertson Stephens, First Chicago Capital Markets, Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley Dean Witter and NationsBanc Montgomery Securities, Inc. (the "Selling Agency Agreement"); and

         WHEREAS, pursuant to Section 5.02 of the Indenture the Company desires to appoint Chase Manhattan as the office or agency of the Company in the Borough of Manhattan, The City of New York, where Debt Securities having a Place of Payment (as defined in the Indenture) therein may be presented or surrendered for payment and surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Debt Securities or of the Indenture may be served; and




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         WHEREAS, the Company desires Chase Manhattan to act as Issuing,
Exchange Rate and Calculation Agent for the Debt Securities;

         NOW, THEREFORE, pursuant to Section 5.02 and 3.06 of the Indenture and in consideration of the covenants herein contained, it is agreed as follows (words and phrases not otherwise defined in this Agreement having the definitions given thereto in the Indenture):

1. (a) Pursuant to Section 5.02 of the Indenture, the Company hereby appoints Chase Manhattan at its Corporate Trust Office in the Borough of Manhattan, The City of New York, as the office or agency of the Company in the Borough of Manhattan, The City of New York, where Debt Securities having a Place of Payment therein may be presented or surrendered for payment and surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Debt Securities or of the Indenture may be served. The Company further appoints Chase Manhattan at said Corporate Trust Office as Security Registrar under the Indenture for the Debt Securities and the Security Register for the Debt Securities shall be maintained thereat. The Company further appoints Chase Manhattan Issuing, Exchange Rate and Calculation Agent for the Debt Securities.
             (b) Chase Manhattan accepts its appointments as provided for in the preceding paragraph.

             (c) Either the Company or Chase Manhattan may terminate such appointments of Chase Manhattan, or any of them, at any time by giving the other 30 days written notice thereof to Chase Manhattan at 450 West 33rd Street, 15th Floor, New York, New York 10001. Such notice, if by Chase Manhattan, shall be signed by a Vice President, Senior Trust



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Officer or a Trust Officer, and if by the Company by its President, a Vice
President, its General Counsel, its Secretary, or its Treasurer.

             (d) As evidence of such appointments, the Company hereby delivers to Chase Manhattan certified resolutions of its Board of Directors (or committee thereof) providing for such appointments.

             (e) In performing its duties and obligations hereunder, Chase Manhattan shall not be liable except for its own negligence or willful misconduct. Chase Manhattan undertakes to perform such duties and only such duties as are specifically set forth herein, in the Indenture and in Exhibit A, entitled "Medium-Term Note Administrative Procedures", to the Selling Agency Agreement ("Exhibit A"), and no implied covenants shall be read into the Indenture, this Agreement or the Selling Agency Agreement against Chase Manhattan. Anything herein, in the Indenture or in the Selling Agency Agreement to the contrary notwithstanding, in no event shall Chase Manhattan be liable for special, indirect or consequential loss or damage of any kind whatsoever.

         2. (a) As a Paying Agent, Chase Manhattan is authorized to make payment of the principal of and premium (if any) and interest on the Debt Securities in accordance with the provisions of the Indenture and the Debt Securities either out of funds deposited by the Company with Chase Manhattan or by the Company's credit to Chase Manhattan's account of amounts paid by Chase Manhattan upon presentation of such Debt Securities, but shall have no obligation to advance its own funds in connection with the performance of its duties and obligations hereunder.



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                  (b) Any moneys received by Chase Manhattan under this
Section shall, until used or applied as provided in the Indenture, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Chase Manhattan shall not be liable for interest on any such moneys held by it under this Agreement. Chase Manhattan may at any time, and shall at the written request of the Trustee signed by one of its Vice Presidents, Senior Trust Officers or Trust Officers, pay over part or all of such moneys to the Trustee to be held by the Trustee on the same trusts as they were held by Chase Manhattan, in which event Chase Manhattan will be relieved of all further responsibility in respect of moneys so paid over.

                  (c) In all cases of redemption of Debt Securities pursuant to the Indenture, the Company shall give or cause to be given to Chase Manhattan written notice thereof including, in case only a portion of the Debt Securities is to be redeemed, the numbers of Debt Securities selected for redemption and, in case any Security is to be redeemed in part only, the portion of the principal amount thereof to be redeemed on or before the date of mailing the notice of redemption. The Company agrees to give Chase Manhattan notice at least 60 days (or such shorter period acceptable to Chase Manhattan) in advance of the date fixed for redemption.

         3. As Security Registrar, Chase Manhattan is authorized to register in accordance with Section 3.06 of the Indenture, the transfer of and to exchange Debt Securities presented to it for such purposes and to register in accordance with Section 3.07 of the Indenture Debt Securities in substitution of mutilated, destroyed, lost or stolen Debt Securities and to deliver new Debt Securities authenticated by it as authenticating agent of the Trustee for a like



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aggregate principal amount, provided, however, Chase Manhattan may refuse to register the transfer of or to exchange Debt Securities or to register such substituted Debt Securities until it is satisfied that such transfer, exchange or registration is legally in order. The Company will indemnify Chase Manhattan and hold it harmless for its refusal in good faith to register the transfer of or to exchange or to substitute Debt Securities which it in its judgment deems improper or unauthorized.

         4. Chase Manhattan, as Paying Agent and Security Registrar of the Company, is hereby authorized and directed by the Company to cancel any Security surrendered for payment, redemption, registration of transfer, or exchange and to request the Trustee or its authenticating agent (so long as such request is accompanied by such cancelled Security(ies) together with the Security(ies) to be issued due to such payment, redemption, registration of transfer, or exchange in an aggregate principal amount equal to the unpaid aggregate principal amount of such cancelled Debt Securities) to authenticate the new Debt Securities in the names and denominations so delivered to the Trustee or said authenticating agent, and Chase Manhattan shall then deliver such authenticated Debt Securities when received from the Trustee or said authenticating agent to the Persons entitled thereto.

         5. Chase Manhattan, as Issuing Agent of the Company, is hereby authorized and directed by the Company, upon receipt of written instructions from a representative of the Company listed in Section 9 of this Agreement regarding the completion and delivery of some or all of the Debt Securities, (i) to complete Debt Securities as specified in such instructions, (ii) to cause each such Security to be manually authenticated by any authorized officer of Chase Manhattan, as Authenticating Agent of the Trustee, and (iii) to deliver each Security as



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instructed. Instructions pursuant to this Section 5 with regard to the issuance of Debt Securities (i) shall include the information necessary to complete the Debt Securities so as to fully and accurately set forth the terms of the Debt Securities and to indicate when, how and to whom the Debt Securities are to be delivered, (ii) shall constitute a continuing representation and warranty to Chase Manhattan by the Company that the issuance and delivery of the Debt Securities has been duly and validly authorized by the Company and that the Debt Securities, when completed, authenticated and delivered pursuant to such instructions, will constitute the legal, valid and binding obligations of the Company and (iii) must be received by Chase Manhattan not later than 3:00 p.m., New York City time, on the Business Day preceding the date on which delivery of the Debt Securities is to occur.

         6. Chase Manhattan, as Exchange Rate Agent of the Company, is hereby authorized and directed by the Company, in the event the currency for a Debt Security is denominated in other than U.S. dollars (the "Specified Currency"), to determine the exchange rate for converting all payments in respect of such Security in U.S. dollars based on the highest firm bid quotations for U.S. dollars received by Chase Manhattan, as Exchange Rate Agent, at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted) from three recognized foreign exchange dealers in the City of New York selected by Chase Manhattan, as Exchange Rate Agent, and approved by the Company (one of which may be Chase Manhattan) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Debt Securities denominated in such Specified Currency.



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         7. Chase Manhattan, as Calculation Agent, is hereby authorized and directed by the Company, to determine and disclose the interest rate and other information for the Debt Securities as provided for in the applicable Security.
         8. (a) The Company agrees to (i) to pay Chase Manhattan from time to time reasonable compensation, as agreed between the Company and Chase Manhattan, for all services rendered by it as Paying Agent, Security Registrar, Issuing Agent, Exchange Rate Agent, Calculation Agent and as the office or agency of the Company in the Borough of Manhattan, The City of New York, where the Debt Securities may be presented for registration of transfer, exchange, or redemption, (ii) to reimburse Chase Manhattan upon its request for all reasonable expenses, disbursements and advances incurred or made by it in the capacities specified in (i) above, including the reasonable compensation and the expenses and disbursements of its counsel, except any such expense, disbursement or advance as may be attributable to Chase Manhattan's negligence or bad faith, and (iii) to indemnify Chase Manhattan for, and to hold it harmless against, any loss claim, liability or expense incurred without negligence or bad faith on Chase Manhattan's part, arising out of or in connection with the administration of its duties in the capacities specified in (i) above, including the cost and expense of defending itself against any such claim or liability.

             (b) The Company agrees to indemnify, protect and hold
Chase Manhattan harmless from and against any and all loss, claim, liability or expense (including without limitation thereto reasonable compensation and the expenses and disbursements of its counsel) resulting from any act, omission, delay or refusal by it in reliance upon (i) written advice of counsel, (ii) instruction, request or order from the Company or
(iii) any Security, notice,



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direction, consent, certificate, affidavit, endorsement, assignment, statement or other paper or document believed by it to be genuine and signed or presented by the proper party or parties, or resulting from accepting any Debt Securities or effecting any registration or transfer of Debt Securities, except in each case any such loss, liability or expense as may be attributable to Chase Manhattan's negligence or bad faith.

             (c) In acting under this Agreement and in connection with the Debt Securities, Chase Manhattan is acting solely as Agent for the Company and the Trustee and does not assume any obligation or relationship of Agency or Trust for or with the holders or the Debt Securities except its obligations to hold funds in trust pursuant to Section 2 of this Agreement.

         9. Chase Manhattan is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties and it shall not be liable for any action taken or omitted by it in good faith or in accordance with the instructions of any such officer.

         10. Chase Manhattan shall, in accordance with Section 3.10 of the Indenture, deliver to the Trustee for cancellation all Debt Securities surrendered to Chase Manhattan for payment, redemption, registration of transfer or exchange.

         11. The Company shall mail or cause to be mailed to Chase Manhattan a copy of all communications sent to the holders of the Debt Securities not later than the date such communication is mailed to such holders. The Company agrees to furnish Chase Manhattan



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with an executed counterpart of each supplemental indenture to the
Indenture within 5 days of the date of execution of any such supplemental indenture.

         12. Simultaneously with entering into this Agreement Chase Manhattan shall enter into an agreement with the Trustee accepting its appointment as Authenticating Agent of the Trustee and as required by
Section 8.14 of the Indenture.

         13. Chase Manhattan shall have the rights, duties, and immunities set forth in Sections 3.09, 5.04, 6.02(c) and 8.04 of the Indenture to the same extent as though such Sections had been set forth herein at length.

         14. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

         15. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall constitute but one and the same instrument.




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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and their respective corporate seals to be hereunto duly affixed and attested by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                         JOHNSON CONTROLS, INC.


                                         By: /s/ Ben Bastianen
                                            ---------------------
                                         Title:  Treasurer


Attest: /s/ John Kennedy
       --------------------
Title:  Secretary


                                         THE CHASE MANHATTAN BANK


                                         By: /s/ Vernon Wiltshire
                                            -------------------------
                                         Title: Senior Trust Officer


Attest: /s/ Rick Sull
--------------------------
Title: Trust Officer




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